Filed pursuant to Rule 424(b)(3)

Registration Statement No. 333-270842

First Trust Hedged Strategies Fund

Supplement dated June 11, 2025 to the

Prospectus dated July 31, 2024

Effective immediately, prospective investors in the First Trust Hedged Strategies Fund will no longer be required to certify that they are an “accredited investor” within the meaning of Rule 501 under the Securities Act of 1933, as amended. Accordingly, effective immediately, the “Investor Qualifications” sections and all references to “Eligible Investors” in the Prospectus are hereby deleted.

Please retain this Supplement for future reference.